EXHIBIT 77Q3 TO FORM N-SAR

Registrant Name: Vanguard Specialized Funds
File Number: 811-3916
Registrant CIK Number: 00000734383


Items 72, 73 and 74

     Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72 through 74 completely, the Registrant has set forth in their entirety the complete responses to the indicated Items or Sub-Items below, in accordance with verbal instructions provided to the Registrant by the staff of the Commission on September 20, 2002, and September 23, 2002.


Series #1 (Vanguard Energy Fund)

Item 73  Distributions per share for which record date passed during the period:

B)	1. Distributions of capital gains-------------	 							    $0.744
	2. Distributions of capital gains from a second class of open-end
             company shares------------------									    $1.398



Series #2 (Vanguard Health Care Fund)

Item 73  Distributions per share for which record date passed during the period:

B)	1. Distributions of capital gains-------------								    $0.103
	2. Distributions of capital gains from a second class of open-end
             company shares------------------									    $0.043


Series 7

Item 72DD

1. Total Income dividends for which record date passed during the period                                            $120,313
2. Dividends for a second class of open-end company shares                                                          $26,996
3. Dividends for a third class of open-end company shares                                                           $406


Item 73

Distributions per share for which record date passed during the period:

A)      1. Dividends from net investment income                                                                     $0.678
        2. Dividends from a second class of open-end company shares                                                 $2.931
        3. Dividends from a third class of open-end company shares                                                  $0.157

CC)	1. Other Distributions 											    $(.102)
	2. Other Distributions											    $(.436)
	3. Other Distributions											    $(.023)
Item 74

U)      1. Number of shares outstanding                                                                              213,662
        2. Number of shares outstanding for a second class of shares of open-end company shares                      10,845
        3. Number of shares outstanding for a third class of shares of open-end company shares                       5,990

V)      1. Net asset value per share (to the nearest cent)                                                           15.83
        2. Net asset value per share of a second class open-end company shares (to the nearest cent)                 67.56
        3. Number of shares outstanding for a third class of shares of open-end company shares                       10.46


